EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-3 to Form S-4 Registration Statement of Rita Medical Systems, Inc. of our report dated March 8, 2004 relating to the consolidated financial statements, which appears in Rita Medical Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California August 5, 2004